Exhibit 10.34

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (the “Agreement”) made and entered into as of this      day of             , 2010 (and effective as set forth in Article 24 of this Agreement), by and among GRAHAM PACKAGING HOLDINGS COMPANY, a Pennsylvania limited partnership (formerly known as Graham Packaging Company, the “Partnership”); GRAHAM PACKAGING COMPANY INC., a Delaware corporation (the “Company”); GRAHAM PACKAGING CORPORATION, a Pennsylvania corporation (“GPC”); GPC HOLDINGS, L.P., a Pennsylvania limited partnership (“GPCH” and together with GPC, the “Graham Holders”); BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P., a Delaware limited partnership, BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P., a Cayman Islands exempted limited partnership, and BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P., a Delaware limited partnership (collectively, the “Blackstone Funds”) and the other Holders set forth on the signature pages hereto.

BACKGROUND

1. Certain of the parties hereto (or predecessors thereof) are parties to that certain Registration Rights Agreement with GPC Capital Corp. II (“GPC II”), dated as of February 2, 1998 (the “Original Agreement”), pursuant to which Graham Capital Corporation (“Capital”), Graham Family Growth Partnership (the predecessor to GPCH), the Blackstone Funds and other stockholders of the Company were provided registration rights with respect to shares of common stock of GPC Capital Corp. II that were to be issued in connection with the dissolution of the Partnership and the subsequent initial public offering of GPC Capital Corp. II. The Blackstone Funds are collectively referred to herein as “Blackstone”.

2. The Company will be effecting an initial public offering of shares of common stock, par value of $0.01 per share, of the Company (the “Common Stock”), and has agreed to provide Blackstone, Capital, GPCH and stockholders of the Company that are party to that certain Stockholders Agreement, dated as of February 2, 1998, among Blackstone, the Company, the Partnership, GPC II and the investors party thereto (the “Stockholders Agreement”) and the Management Stockholders Agreement, dated as of February 2, 1998, among Blackstone, the Company, the Partnership, GPC II and the management investors party thereto (the “Management Stockholders Agreement” and, together with the Stockholders Agreement, the “Stockholders Agreements”) with the registration rights set forth in this Agreement in lieu of the registration rights such parties were entitled to under the Original Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1. CERTAIN DEFINITIONS.

In addition to the other terms defined in this Agreement, the following terms shall have the following meanings, applicable to both the singular and plural forms thereof:

“Business Day” means any day on which the New York Stock Exchange (“NYSE”) is open for trading.

“Closing Date” means February     , 2010.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

“Holders” means Blackstone, GPC, GPCH and the other signatories hereto, for so long as (and to the extent that) each owns any Registrable Securities, and each of their respective successors, assigns, and direct and indirect transferees who become registered owners of Registrable Securities or securities exercisable, exchangeable or convertible into Registrable Securities in accordance with the Partnership Agreement. To the extent an in-kind distribution is contemplated, an indirect holder of Registrable Securities may be considered a Holder for purposes of this Agreement as appropriate.

“IPO” means the first underwritten public offering pursuant to an effective registration statement of the Company under the Securities Act covering the offering and sale of Common Stock of the Company.

“IPO Agreement” means the agreement, dated as of December 23, 2009 between Blackstone Capital Partners III Merchant Banking Fund L.P., on behalf of itself and its affiliates, and Donald C. Graham, on behalf of himself and his affiliates.

“Outstanding” means with respect to any securities as of any date, all such securities theretofore issued, except any such securities theretofore converted, exercised or canceled or held by the issuer or any successor thereto (whether in its treasury or not) or any affiliate of the issuer or any successor thereto. For purposes of this definition, Holders shall not be considered affiliates of the issuer and Common Stock issuable in exchange for partnership interests or other equity securities outstanding of the Partnership shall be deemed to be Outstanding for all purposes under this Agreement.

“Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership dated the date hereof, as amended from time to time.

“Person” means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

“Registrable Security(ies)” means any shares of Common Stock of the Company held by the Holders or that the Holders are entitled to receive in exchange for (i) any partnership interests, partnership units or other equity securities of the Partnership held by the Holders on the date hereof under the Partnership Agreement and (ii) any additional partnership interests or other equity securities of the Partnership issued or issuable after the Closing Date in respect of any such equity securities (or other equity securities issued in respect thereof) by way of a dividend, distribution or split, in connection with a combination, exchange, reorganization, recapitalization or reclassification of Partnership securities, or pursuant to a merger, division, consolidation or other similar business transaction or combination involving the Partnership; provided that as to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder; or (ii) when and to the extent such securities are permitted to be publicly sold without limitation as to amount pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferrable to the public without further registration under the Securities Act; or (iii) when such securities shall have ceased to be issued and outstanding.

“Registration Expenses” means all expenses incurred with the performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company’s counsel(s), accountants, and experts in connection with the registration under the Securities Act of Registrable Securities (including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance); (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto, and the mailing and delivering of copies thereof to the underwriters and dealers, if any; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements, and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (iv) any other expenses in connection with the qualification of Registrable Securities for offer and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority of the terms of the sale of Registrable Securities to be disposed of and any blue sky registration or filing fees, (vi) the fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange on which the securities of the Company of the same class are then listed and (vii) fees and expenses of the Company and the underwriters to the road show investor presentations, including the cost of any aircraft chartered for such purpose, listing fees, messenger and delivery expenses; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall include fees and expenses of one counsel for the Holders as and to the extent provided in Section 11, and shall not include any underwriting discounts or commissions attributable to Registrable Securities.

“SEC” means the United States Securities and Exchange Commission, or such other federal agency at the time having the principal responsibility for administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

“Trading Day” means a day on which the principal securities exchange or stock market on which the applicable security is traded is open for the transaction of business.

“WKSI” means a well-known seasoned issuer, as defined in the SEC’s Rule 405.

2. DEMAND REGISTRATION.

(a) (i) A Graham Holder or Graham Holders may request (at any time after the Company completes an IPO) by written notice delivered to the Company that the Company register under the Securities Act all or any portion of the Registrable Securities then held by such Graham Holder or Graham Holders (the “Requesting Graham Holders”), representing in the aggregate not less than fifty percent (50%) of the Registrable Securities held by the Graham Holders, for sale in the manner specified in such notice (including, but not limited to, an underwritten public offering). In each such case, such notice shall specify the number of Registrable Securities for which registration is requested, the proposed manner of disposition of such securities, and the minimum price per share at which the Requesting Graham Holders would be willing to sell such securities in an underwritten offering. The Company shall, within five (5) Business Days after its receipt of any Requesting Graham Holders’ notice under this Section 2(a)(i), give written notice of such request to all other Graham Holders and afford them the opportunity of including in the requested registration statement such of their Registrable Securities as they shall specify in a written notice given to the Company within twenty (20) days after their receipt of the Company’s notice. Within ten (10) Business Days after the expiration of such twenty (20) day period, the Company shall notify all Graham Holders requesting registration of (A) the aggregate number of Registrable Securities proposed to be registered by all Graham Holders, (B) the proposed filing date of the registration statement, and (C) such other information concerning the offering as any Holder may have reasonably requested. If the Graham Holders of a majority in aggregate amount of the Registrable Securities to be included in such offering shall have requested that such offering be underwritten, the managing underwriter for such offering shall be chosen by the Graham Holders of a majority in aggregate amount of the Registrable Securities being registered, with the consent of the Company, which consent shall not be unreasonably withheld, not less than thirty (30) days prior to the proposed filing date stated in the Company’s notice, and the Company shall thereupon promptly notify such Graham Holders as to the identity of the managing underwriter, if any, for the offering. On or before the 30th day prior to such anticipated filing date, any Graham Holder may give written notice to the Company and the managing underwriter specifying either that (A) Registrable Securities of such Graham Holder are to be included in the underwriting, on the same terms and conditions as the securities otherwise being sold through the underwriters under such registration or (B) such Registrable Securities are to be registered pursuant to such registration statement and sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings in reasonably similar circumstances, regardless of the method of disposition originally specified in Holder’s request for registration; provided that, notwithstanding anything to the contrary contained herein, to the extent that any Graham Holder sells Registrable Securities off of a shelf registration statement on Form S-3 (or equivalent registration statement form) other than pursuant to an underwritten offering, such sales by the Graham Holders collectively shall (x) be subject to the terms of any lock-up agreement or similar agreement entered into by such Graham Holder with the Company and (y) be strictly limited in any 30 consecutive day period to the sale of the number of shares (inclusive of the sale of any unlegended shares during the applicable periods by such Graham Holder) equal to 1% of the shares of the Company outstanding as shown by the most recent report or statement published by the Company (with such limitation applying to transfers by the Graham Holders and their transferees collectively); provided further, that, if the Company has filed a shelf registration statement pursuant to Section 2(a)(iii) hereof in response to receiving a request from the Graham

Holders to file such shelf registration statement at least 20 days prior to the 181st day after the IPO, and such registration statement has not become effective within 45 days of the filing of such shelf registration statement, the Graham Holders shall have the right to sell additional shares off of such shelf registration statement (without regard to the above 1% limit) equal to (x) 1% of the outstanding shares of common stock of the Company, multiplied by (y) a fraction, the numerator of which is the number of days beyond 45 days in which it took for such effectiveness to occur, and the denominator of which is 30, minus (z) the number of unlegended shares that were available to be sold by the Graham Holders and their transferees during such period beyond 45 days. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to file a shelf registration statement prior to the 181st day after the IPO at the request of the Graham Holders (and in order for the Company to be obligated to file such shelf registration statement on such 181st day, the Graham Holders must have made the relevant request at least 20 days prior to such date), any sales by the Graham Holders off of an effective shelf registration statement, other than pursuant to an underwritten offering, shall be effected through Jeffries & Co. or a firm that is one of the lead underwriters in the IPO and the Graham Holders hereby agree to provide prompt written notice to the Company (including the amount and, if directly placed with an identifiable purchaser, the transferee) after each such sale.

(ii) Blackstone and its affiliates may request at any time, and from time to time, that the Company register under the Securities Act all or any portion of the Registrable Securities held by them for sale by written notice delivered to the Company in the manner specified in such notice (including, but not limited to, an underwritten public offering). If such manner is an underwritten public offering, the managing underwriter shall be selected by Blackstone.

(iii) The Company shall use all commercially reasonable efforts to file with the SEC within eighty (80) days (thirty (30) days if the Company may use a Registration Statement on Form S-3 to register such Registrable Securities and on the 181st day after the IPO if the Graham Holders so request at least twenty (20) days prior thereto) after the Company’s receipt of the initial requesting Graham Holders’ or Blackstone’s written notice pursuant to Section 2(a)(i) or (ii), a registration statement for the public offering and sale, in accordance with the method of disposition specified by such Holders, of the number of Registrable Securities specified in such notice, and thereafter use all commercially reasonable efforts to cause such registration statement to become effective within sixty (60) days after its filing. Such registration statement may be on Form S-1 or another appropriate form (including Form S-3) that the Company is eligible to use and that is reasonably acceptable to the managing underwriter; provided, that if the Company is a WKSI, a shelf registration on Form S-3 will, at the request of Blackstone or the Graham Holders, cover an unspecified number of shares of Common Stock to be sold by the Company and the Holders; provided further, that, the Graham Holders shall not demand or request that the Company file a shelf registration statement prior to the 181st day after the IPO (and in order for the Company to be obligated to file such shelf registration statement on such 181 st day, the Graham Holders must have made the relevant request at least 20 days prior to such date).

(iv) The Company shall not have any obligation hereunder, except in connection with any one registration pursuant to Section 2(a)(vi), to register any Registrable Securities under Section 2(a)(i) unless it shall have received requests from Holders to register at least five percent (5%) of the Outstanding Registrable Securities. Notwithstanding anything to the contrary contained herein, the Company shall not have any obligation hereunder, except as and to the extent provided by Section 2(a)(vi) or Section 7(b), to permit or participate in more than an aggregate total of any two of the following: (A) the filing of any registration statements filed upon the demand of the Graham Holders pursuant to Section 2(a)(i) (excluding the filing of a shelf registration statement if the Graham Holders have requested it to be filed on the 181st day after the IPO) and any related offerings, and (B) underwritten takedowns requested pursuant to Section 2(a)(vii) by the Graham Holders from a registration statement that has been declared effective prior to the time the request for an underwritten takedown is made.

(v) If the Company is required to use all commercially reasonable efforts to register Registrable Securities in a registration initiated upon the demand of any Holder pursuant to Section 2(a)(i) or (ii) of this Agreement and the managing underwriters for such offering advise that the inclusion of all securities sought to be registered pursuant to Section 2 or 3 hereof may interfere with an orderly sale and distribution of or may materially adversely affect the price of such offering, then the Company will include in such offering (x) first, the aggregate number of Registrable Securities requested to be included by the Holders pursuant to Section 2(a)(i) or (ii), as the case may be, and Section 3 which the managing underwriters advise will not likely have such effect, allocated pro rata based on the number of securities duly requested to be included in such registration and (y) second, all other securities requested to be included in such registration.

(vi) If all of the Registrable Securities of the Graham Holders requested to be included in any registration pursuant to Section 2(a)(i) are not included in such registration as a result of the inclusion of any Registrable Securities in such registration pursuant to Section 3, the Graham Holders shall have one additional registration right under Section 2(a)(i).

(vii) Upon the demand of a Requesting Graham Holder or Blackstone pursuant to Section 2(a)(i) or (ii) made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of shares of Common Stock off of an effective shelf registration statement on Form S-3. Notwithstanding the foregoing, such Holders may not demand a shelf takedown for an offering that will result in the imposition of a lockup on the Company and the Holders unless the shares requested to be sold by the demanding Holders in such takedown have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $50 million.

(viii) Upon the demand of a Requesting Graham Holder or Blackstone, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf registration statement on Form S-3 in order to register up to the number of shares previously taken down off of such shelf by such Holder and not yet “reloaded” onto such shelf registration statement. The Requesting Graham Holder or Blackstone, as applicable, and the Company will consult and coordinate with each other in order to accomplish such replenishments from time to time in a sensible manner.

(b) Notwithstanding any other provision of this Agreement, the Company shall have the right to defer or suspend the filing or effectiveness of a registration statement relating to any registration requested under Section 2(a) for a reasonable period of time not to exceed 90 days if a prior registration statement of the Company for an underwritten, public offering by the Company of its securities was declared effective by the SEC less than 120 days prior to the anticipated effective date of the requested registration.

(c) No registration of Registrable Securities under this Article 2 shall relieve the Company of its obligation (if any) to effect registrations of Registrable Securities pursuant to Article 3.

(d) For the avoidance of doubt, except as provided under Article 13, no Holder other than a Graham Holder or Blackstone shall be entitled to any rights under this Article 2.

3. INCIDENTAL REGISTRATION.

(a) Until all securities subject to this Agreement have ceased to be Registrable Securities, if the Company proposes, including pursuant to Article 2 hereof, to register any equity securities of the Company (collectively, “Other Securities”) for public sale under the Securities Act (whether proposed to be offered for sale by the Company or by any other Person) on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice (which notice shall specify the intended method or methods of disposition) to the Holders of its intention to do so, and upon the written request of any Holder delivered to the Company within five (5) Business Days after the giving of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder) the Company will use all commercially reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders; provided, however, that:

(i) if, at any time after giving such written notice of its intention to register Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Other Securities, the Company may, at its election, give written notice of such determination to the Holders requesting registration and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Article 11), without prejudice, however, to the rights (if any) of the Holders to request that such registration be effected as a registration under Article 2; and

(ii) the Company will not be required to effect any registration of Registrable Securities pursuant to this Article 3 if the Company shall have been advised (with a copy to the Holders requesting registration if such notice is in writing) by a nationally recognized investment banking firm (which may be the managing underwriter for the offering) selected by the Company that, in such firm’s opinion, a registration of Registrable Securities at that time may interfere with an orderly sale and distribution of the securities being sold in such offering or materially and adversely affect the price of such securities; provided, however, that if an offering of some but not all of the Registrable Securities requested to be registered by the Holders and all other Persons having rights to include securities held by them in such registration would not adversely affect the distribution or price of the securities to be sold in the offering in the opinion of such firm or are included in such offering notwithstanding any such opinion, then the Company will include in such offering: (x) first, the Other Securities (other than securities requested to be registered pursuant to Section 2), (y) second, the Registrable Securities requested to be registered pursuant to Section 2 and 3, allocated pro rata among such Holders based on the number of securities duly requested to be included therein by each such Holder and (z) third, all other securities requested to be included in such registration; and

(iii) The Company shall not be required to give notice of, or effect any registration of Registrable Securities under this Article 3 incidental to, the registration of any of its securities in connection with mergers, consolidations, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit or compensation plans.

(iv) In connection with any underwritten shelf takedown pursuant to Article 2 (whether pursuant to the exercise of such demand rights or at the initiative of the Company), the Holders may exercise piggyback rights to have included in such takedown shares of Common Stock held by them that are registered on such shelf registration statement on Form S-3.

(v) Notwithstanding anything to the contrary in this Section 3, the Graham Holders shall not have the right to have any of their Registrable Securities registered pursuant to this Section 3 in connection with the IPO unless Blackstone is registering any of its Registrable Securities in the IPO.

(b) No registration of Registrable Securities effected under this Article 3 shall relieve the Company of its obligations (if any) to effect registrations of Registrable Securities pursuant to Article 2.

4. HOLDBACKS AND OTHER RESTRICTIONS.

(a) Each Holder hereby covenants and agrees with the Company that such Holder shall not effect, if requested by the managing underwriters of an underwritten offering, any public sale or distribution of equity securities of the Company, including a sale pursuant to Rule 144 under the Securities Act (except pursuant to this Agreement) during the ten (10) day period prior to, and during the ninety (90) day period beginning on, (i) the effective date of the registration statement relating to the underwritten offering of equity securities of the Company or (ii) in the event of a shelf registration statement, the consummation of an underwritten takedown, to the extent timely notified in writing by the Company or the managing underwriters; provided, however, that the Graham Holders shall not be subject to the restrictions set forth in this Section 4(a) at any time at which the Graham Holders hold Common Stock and partnership units (on an as converted basis in accordance with the Exchange Agreement dated as of the date hereof by and among the Company, the Partnership and the Graham Holders), in an aggregate amount equal to one percent (1%) or less of the outstanding Common Stock as shown by the most recent report or statement published by the Company; provided, further, that the MidOcean Capital Investors, L.P. shall not be subject to the restrictions set forth in this Section 4(a) in connection with any offering other than the initial public offering of the Company’s equity securities at any time at which it holds Common Stock in an aggregate amount equal to one percent (1%) or less of the outstanding Common Stock.

(b) The Company covenants and agrees with the Holders not to effect any public or private sale or distribution of equity securities of the Company (other than distributions pursuant to employee benefit plans), including a sale pursuant to Regulation D under the Securities Act (or Section 4(2) thereof), during the ten (10) day period prior to, and during the ninety (90) day period beginning with, (i) the effective date of a registration statement filed under Section 2(a) hereof or (ii) in the event of a shelf registration statement, the consummation of an underwritten takedown, to the extent timely requested in writing by the managing underwriters, if any, or, if there be none, by the Holders of a majority in aggregate amount of the Registrable Securities included on such registration statement for such registration, except pursuant to registrations on Form S-4, Form S-8 or any successor forms.

5. REGISTRATION PROCEDURES.

If and whenever the Company is required by the provisions of this Agreement to use all commercially reasonable efforts to effect or cause a registration as provided in this Agreement and at such times as customarily occur in registered offerings or shelf takedowns, as applicable, the Company will:

(a) Use all commercially reasonable efforts to prepare and file with the SEC, a registration statement within the time periods specified herein, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable and to remain effective under the Securities Act until the earlier of such time as all securities covered thereby are no longer Registrable Securities or twenty-four (24) months after such registration statement becomes effective with respect to registrations pursuant to Section 2(a), in every case as any such period may be extended pursuant to Section 5(h) or Article 7 hereto (provided that the Company may replace a shelf registration statement filed on Form S-1 with a shelf registration statement filed on Form S-3 as and when the Company becomes eligible to file S-3 registration statements as long as such a shelf registration statement filed on Form S-1 remains effective until such time as the replacement shelf registration statement filed on Form S-3 becomes effective);

(b) Prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period of time required by Section 5(a) above, as such period may be extended pursuant to Section 5(h) or Article 7 hereto;

(c) Within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the Holders of the Registrable Securities being sold and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Holders of the Registrable Securities being sold or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the Holders of the Registrable Securities being sold or any underwriter available for discussion of such documents;

(d) Within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Holders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(e) Comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period during which any such registration statement is required to be effective;

(f) Furnish to any Holder and any underwriter of Registrable Securities, (i) such number of copies (including manually executed and conformed copies) of such registration statement and of each amendment thereof and supplement thereto (including all annexes, appendices, schedules and exhibits), (ii) such number of copies of the prospectus, used in connection with such registration statement (including each preliminary prospectus, any summary prospectus and the final prospectus), and (iii) such number of copies of other documents, in each case as such Holder or such underwriter may reasonably request;

(g) Use all commercially reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or “blue sky” laws of states of the United States as any Holder or any underwriter shall reasonably request, and do any and all other acts and things which may be reasonably requested by such Holder or such underwriter to consummate the offering and disposition of Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business as a foreign corporation or as a dealer in securities, subject itself to taxation, or consent to general service of process in any jurisdiction wherein it is not then so qualified or subject;

(h) Cooperate with the Holders of the Registrable Securities being sold and the sole underwriter or managing underwriter of an underwritten offering shares, if any, to facilitate the timely preparation and delivery of certificates representing the shares to be sold and not bearing any restrictive legends; and enable such shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Holders of the Registrable Securities being sold or the sole underwriter or managing underwriter of an underwritten offering of shares, if any, may reasonably request at least five days prior to any sale of such shares;

(i) Use, as soon as practicable after the effectiveness of the registration statement, commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with, or approved by, such other United States public, governmental or regulatory authorities, if any, as may be required in connection with the disposition of such Registrable Securities;

(j) Use its commercially reasonable best efforts to list the securities covered by such registration statement on any securities exchange on which any securities of the Company is then listed, if the listing of such Registrable Securities are then permitted under the applicable rules of such exchange;

(k) Use all reasonable efforts to facilitate the distribution and sale of any shares of Common Stock to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Holders of the Registrable Securities being sold or the lead managing underwriter of an underwritten offering;

(l) Notify each Holder as promptly as practicable and, if requested by any Holder, confirm such notification in writing, (i) when a prospectus or any prospectus supplement has been filed with the SEC, and, with respect to a registration statement or any post-effective amendment thereto, when the same has been declared effective by the SEC, (ii) of the issuance by the SEC of any stop order or the coming to the Company’s attention of the initiation of any proceedings for such or a similar purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the occurrence of any event which requires the making of any changes to a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly prepare and furnish to each Holder a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (v) of the Company’s determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (iv) or (v) of this Section 5(l), the Holders shall forthwith discontinue any offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until all Holders shall have received copies of a supplemented or amended prospectus which is no longer defective and, if so directed by the Company, shall deliver to the Company, at the Company’s expense, all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in the Holders’ possession. If the Company shall provide any notice of the type referred to in the preceding sentence, the period during which the registration statements are required to be effective as set forth under Section 5(a) shall be extended by the number of days from and including the date such notice is provided, to and including the date when Holders shall have received copies of the corrected prospectus; and

(m) Enter into such agreements and take such other appropriate actions as are customary and reasonably necessary to expedite or facilitate the disposition of such Registrable Securities (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein), and in that regard, deliver to the Holders such documents and certificates as may be reasonably requested by any Holder of the Registrable Securities being sold or, as applicable, the managing underwriters, to evidence the Company’s compliance with this Agreement including, without limitation, using all commercially reasonable efforts to cause its independent accountants to deliver to the Company (and to the Holders of Registrable Securities

being sold in any registration) an accountants’ comfort letter substantially similar to that in scope delivered in an underwritten public offering and covering audited and interim financial statements included in the registration statement or, if such letter can not be obtained through the exercise of all commercially reasonable efforts, cause its independent accountants to deliver to the Company (and to the Holders of Registrable Securities being sold in any registration) a comfort letter based on negotiated procedures providing comfort with respect to the Company’s financial statements included or incorporated by reference in the registration statement at the highest level permitted to be given by such accountants under the then applicable standards of the Association of Independent Certified Accountants with respect to such registration statement. In addition, the Company shall furnish to the Holders of Registrable Securities being included in any registration hereunder an opinion of counsel in substance and scope to that customarily delivered to underwriters in public offerings.

6. UNDERWRITING.

(a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration hereunder, the Company will enter into and perform its obligations under an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary provisions relating to indemnities and contribution and the provision of opinions of counsel and accountants’ letters.

(b) If any registration pursuant to Article 3 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Registrable Securities requested to be registered pursuant to Article 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the securities being sold through underwriters under such registration. In such case, each Holder requesting registration shall be a party to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders requesting registration and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnities and contribution.

(c) In any offering of Registrable Securities pursuant to a registration hereunder, each Holder requesting registration shall also enter into such additional or other agreements as may be customary in such transactions, which agreements may contain, among other provisions, such representations and warranties as the Company or the underwriters of such offering may reasonably request (including, without limitation, those concerning such Holder, its Registrable Securities, such Holder’s intended plan of distribution and any other information supplied by it to the Company for use in such registration statement), and customary provisions relating to indemnities and contribution.

7. INFORMATION BLACKOUT.

(a) Upon written notice from the Company to the Holders that the Company has determined in good faith that sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law (A) which disclosure would have a material adverse effect on the Company or (B) relating to a material business transaction involving the Company (an “Information Blackout”), the Company may postpone the filing of effectiveness of any registration statement required hereunder and, if such registration statement has become effective, the Company shall not be required to maintain the effectiveness of such registration statement and all Holders shall suspend sales of Registrable Securities pursuant to such registration statement, in each case, until the earlier of:

(i) forty-five (45) days after the Company makes such good faith determination, and

(ii) such time as the Company notifies the Holders that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such registration statement may otherwise be resumed (the number of days from such notice from the Company until the day when the Information Blackout terminates hereunder is hereinafter called a “Blackout Period”).

(b) Any delivery by the Company of notice of an Information Blackout during the forty-five (45) days immediately following effectiveness of any registration statement effected pursuant to Section 2(a) hereof shall give the Holders of a majority in aggregate amount of Registrable Securities being sold the right, by written notice to the Company within twenty (20) Business Days after the end of such Blackout Period, to cancel such registration, in which event the Graham Holders shall have one additional registration right under Section 2(a)(i) hereof (a “Blackout Termination Right”).

(c) If there is an Information Blackout and the cancellation right, if any, pursuant to (b) above, is not available or exercised, the time period set forth in clause (ii) of Section 5(a) shall be extended for a number of days equal to the number of days in the Blackout Period.

(d) Notwithstanding the foregoing, there shall be no more than two (2) Information Blackouts during the term of this Agreement and no Blackout Period shall continue for more than forty-five (45) consecutive days.

8. RULE 144.

The Company shall use all commercially reasonable efforts to take all actions necessary to comply with the filing requirements described in Rule 144(c)(1) or any successor thereto so as to enable the Holders to sell Registrable Securities without registration under the Securities Act. Upon the written request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with the filing requirements under Rule 144(c)(1) or any successor thereto.

9. PREPARATION; REASONABLE INVESTIGATION; INFORMATION.

(a) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, (i) the Company will give the Holders and the underwriters, if any, and their respective counsel and accountants, drafts of such registration statement for their review and comment prior to filing and (during normal business hours and subject to such reasonable limitations as the Company may impose to prevent disruption of its business) such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the Holders of a majority in aggregate amount of the Registrable Securities being registered and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act and (ii) as a condition precedent to including any Registrable Securities of any Holder in any such registration, the Company may require such Holder to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing or as shall be required by law or the SEC in connection with any registration; provided, however, that, upon the reasonable request of the supplier of any such information, the recipient thereof shall enter into a confidentiality agreement respecting such information in customary form for an underwritten public offering.

(b) In connection with each registration and offering of Registrable Securities to be sold by Holders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Holder and underwriters and any counsel or accountant retained by such Holders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

10. INDEMNIFICATION AND CONTRIBUTION.

(a) In the case of each offering of Registrable Securities made pursuant to this Agreement, the Company shall indemnify and hold harmless each Holder, its officers, directors and affiliates, each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act (“Holder Indemnitees”), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions, shall arise out of, or should be based upon, any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the Registrable Securities are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company shall not be liable to any Holder Indemnitee in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein), or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Holder Indemnitee.

(b) In the case of each offering of Registrable Securities made pursuant to this Agreement, each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its officers and affiliates, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act and (if requested by the underwriters) each underwriter who participates in the offering and each Person, if any, who controls any such underwriter within the meaning of the Securities Act (the “Company Indemnitees”), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any violation or alleged violation by such Holder of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the Registrable Securities are offered and relating to action taken or action or inaction required of such Holder in connection with such offering, or shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) relating to the offering and sale of such Registrable Securities or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement is contained in, or such fact is omitted from, information furnished in writing to the Company by or on behalf of such Holder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein). The liability of each Holder under such indemnity provision shall be limited to an amount equal to the total net proceeds received by such Holder from such offering. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company and shall survive the transfer of such securities. The foregoing indemnity is in addition to any liability which Holder may otherwise have to any Company Indemnitee.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 10, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing. Indemnification provided for in Section 10(a) or (b) shall not be available to any person who shall fail to give notice as provided in this Section 10(c) to the extent the indemnifying party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party for contribution or otherwise than on account of the provision of Section 10(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of one counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel, in the written opinion of such counsel, would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Holders of a majority of the Registrable Securities held by such Holders in the case of parties indemnified pursuant to Section 10(a) and by the Company in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgement for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

(d) If the indemnification provided for in this Article 10 is unavailable in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in proportion as is appropriate to reflect not only both the relative benefits received by such party (as compared to the benefits received by all other parties) from the offering in respect of which indemnity is sought, but also the relative fault of all parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, underwriting commission and discounts) received by each other party. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission.

(e) The indemnity provided for hereunder shall not inure to the benefit of any indemnified party to the extent that such indemnified party failed to comply with the applicable prospectus delivery requirements of the Securities Act as then applicable to the person asserting the loss, claim, damage or liability for which indemnity is sought.

11. EXPENSES.

In connection with any registration under this Agreement, the Company shall pay all Registration Expenses. In addition, in connection with each registration, the Company shall pay the reasonable fees and expenses of one counsel to represent the interests of the Holders selling Registrable Securities in such registration.

12. IN-KIND DISTRIBUTIONS.

If Blackstone seeks to effectuate an in-kind distribution of all or part of its shares to its direct or indirect equityholders, the Company will, subject to applicable lockups, work with Blackstone and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by Blackstone.

13. TRANSFER OF RIGHTS.

(a) Any Holder (the “Transferring Holder”) may transfer all or any portion of its rights under this Agreement to any transferee (the “Transferee”) of any interests in the Registrable Securities held by such Transferring Holder; provided, that the demand registration rights of the Graham Holders set forth in Section 2 hereof are not transferable unless such Transferee purchases at least sixty six point sixty seven percent (66.67%) of the Registrable Securities held by the Graham Holders as of the date immediately following the IPO and any secondary offering contemplated by Section 2 of the IPO Agreement and provided, further, that such transfer is in accordance with the IPO Agreement.

(b) Any such transfer of rights under this Agreement will be effective upon receipt by the Company of (i) written notice from such Transferring Holder stating the name and address of any transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a written agreement from the Transferee to be bound by the terms of this Agreement, upon which such Transferee will be deemed to be a party hereto and have the rights and obligations of the Transferring Holder hereunder with respect to the Registrable Securities transferred. However, if such Transferees are receiving Registrable Securities through an in-kind distribution with an ability to resell shares of Common Stock off of a shelf Registration Statement, no such written agreement is required, and such in-kind Transferees will, as transferee Holders, be entitled as third party beneficiaries to the rights under this Agreement so transferred. In that regard, in-kind Transferees will not be given demand or piggyback rights; rather, their means of registered resale will be limited to sales off of a shelf with respect to which no special actions are required by the Company or the other Holders. The Company and the Transferring Holder will notify the other Holders as to who the Transferees are and the nature of the rights so transferred.

(c) In the event the Company engages in a merger or consolidation in which the shares of Common Stock are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will use its reasonable best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed by (i) Holders then holding a majority of the shares of Common Stock, and (ii) in the event that the Graham Holders hold more than one percent (1%) of the shares of Common Stock then outstanding, the Graham Holders holding a majority of Common Stock held by the Graham Holders.

14. LIMITED LIABILITY.

Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Holder shall have any personal liability for performance of any obligation of such Holder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Holder.

15. NOTICES.

Except as otherwise provided below, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties hereto desires to provide to or serve upon the other party any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person, mailed by registered or certified mail (return receipt requested) or sent by overnight courier service or via facsimile transmission (which is confirmed), as follows:

(a) if to either GPC or GPCH, to:

Graham Capital Company

1420 Sixth Avenue

York, Pennsylvania 17403

Attention: Paul L. Rudy, III

Facsimile: (717) 846-6931

(b) if to Blackstone, to:

Blackstone Management Associates III LLC

c/o Blackstone Capital Partners III Merchant Banking Fund LP

345 Park Avenue

New York, New York 10154

Attn: Chinh Chu

Facsimile: (212) 583-5722

(c) if to the Company, to:

Graham Packaging Company Inc.

2401 Pleasant Valley Road

York, Pennsylvania 17402

Attention: Chief Legal Officer

Facsimile: (717) 849-8541

(d) if to any other Holder, to such Holder at the address set forth on Exhibit A hereto.

The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly furnished or served on the party to which it is addressed, in the case of delivery in person or by facsimile, on the date when sent, in the case of overnight mail, on the day after it is sent and in all other cases, five business days after it is sent. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

16. ENTIRE AGREEMENT; ORIGINAL AGREEMENT.

(a) This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter, including the Original Registration Rights Agreement; and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived or a departure from any provision hereof can be consented to, only by a written instrument making specific reference to this Agreement signed by the Company, Blackstone, the Graham Holders (or any entity controlled by or is an affiliate of a Graham Holder as long as such entity holds

Registrable Securities) and the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding; provided that any amendment that adversely affects the rights of any Holder must be signed by the adversely affected Holder; provided further that any waiver must be signed by the party entitled to the benefit of the term or matter being waived.

(b) Upon execution of this Agreement, the Original Agreement shall be deemed terminated without any further obligation by any party thereto.

17. PARAGRAPH HEADINGS.

The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.

18. APPLICABLE LAW.

This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles of such state.

19. SEVERABILITY.

If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

20. EQUITABLE REMEDIES.

The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

21. NO WAIVER.

The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

22. COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

23. SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties hereto including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Partnership Agreement, the IPO Agreement or applicable law. Notwithstanding anything herein to the contrary, if any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, at any time after the Company completes an IPO, then such Registrable Securities held by such transferee shall not be held subject to, or have the rights set forth in, this Agreement other than a transfer pursuant to Section 13 hereof.

24. EFFECTIVE DATE.

This Agreement shall be effective as of the Closing Date and shall be of no force and effect (i) prior to the Closing Date and (ii) if the closing of the IPO has not been consummated within ten (10) Business Days from the date of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

GRAHAM PACKAGING COMPANY INC.

By:
Name:
Title:

GRAHAM PACKAGING HOLDINGS COMPANY

By:	BCP/Graham Packaging L.L.C., its Managing Partner

By:
Name:
Title:

GRAHAM PACKAGING CORPORATION

By:
Name:
Title:

GPC HOLDINGS, L.P.,

By:	GPC Investments, LLC, its General Partner

By:
Name:
Title:

BLACKSTONE CAPITAL PARTNERS III
MERCHANT BANKING FUND L.P.

By:	Blackstone Management Associates III LLC, its General Partner

By:
Name:
Title:

BLACKSTONE OFFSHORE CAPITAL
PARTNERS III L.P.

By:	Blackstone Management Associates III LLC, its General Partner

By:
Name:
Title:

BLACKSTONE FAMILY INVESTMENT
PARTNERSHIP III L.P.

By:	Blackstone Management Associates III LLC, its General Partner

By:
Name:
Title:

MIDOCEAN CAPITAL INVESTORS, L.P.

By:	MidOcean Capital Partners, L.P., its General Partner

By:	Existing Fund GP, Ltd., its General Partner

By:
Name:
Title:

ROGER M. PREVOT

DAVID W. BULLOCK

ASHOK SUDAN

DAVID W. CARGILE

EXHIBIT A

Addresses of other Holders